UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 19, 2011
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
JetBlue Airways Corporation (“JetBlue”) entered into agreements with Airbus S.A.S. (“Airbus”) on October 19, 2011 (the “Airbus Agreements”). Under the Airbus Agreements, which include a new purchase agreement and which extinguish JetBlue’s original purchase agreement JetBlue re-committed to the previously announced purchase of 52 Airbus A320 current generation family aircraft currently on order (the “A320 Backlog Aircraft”). Of those 52 A320 Backlog Aircraft, JetBlue converted 30 such aircraft to A321 current generation aircraft (together, the “Current Generation Airbus Aircraft”). In addition, JetBlue committed to purchase 40 Airbus A320 family “new engine option” aircraft (the “NEO Airbus Aircraft”), to be equipped with new, more fuel efficient engines. The Current Generation Airbus Aircraft are scheduled to be delivered in years 2011 through 2017. The NEO Airbus Aircraft are scheduled to be delivered in 2018 through 2021. JetBlue’s total NEO Airbus Aircraft purchase commitments are expected to be approximately $3.6 billion at 2011 average list prices.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: October 25, 2011	By:	/s/ DONALD DANIELS
Vice President, Controller and
Chief Accounting Officer (principal accounting officer)